Exhibit 99.1

CUSIP No. 950915 108

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Ordinary Shares (including any such securities underlying American Depositary Shares) of WeRide Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of the date set forth below.

Date: November 4, 2024	Alliance Ventures B.V.

	By:	/s/ Véronique Sarlat-Depotte
	Name:	Véronique Sarlat-Depotte
	Title:	Chairwoman and Managing Director

Date: November 4, 2024	RENAULT S.A.S.

	By:	/s/ Luca de Meo
	Name:	Luca de Meo
	Title:	President

Date: November 4, 2024	RENAULT S.A.

	By:	/s/ Luca de Meo
	Name:	Luca de Meo
	Title:	CEO

Date: November 4, 2024	NISSAN MOTOR CO., LTD.

	By:	/s/ Makoto Uchida
	Name:	Makoto Uchida
	Title:	President and CEO

CUSIP No. 950915 108	Schedule I

SCHEDULE I

Executive Officers and Directors of Alliance Ventures B.V.

The name, citizenship and principal occupation of each director and executive officer of Alliance Ventures B.V. are set forth below. The address for each person listed below is c/o Boeing Avenue 275, 1119 PD, Schiphol-Rijk, The Netherlands.

OFFICERS:

Name	Citizenship	Present Principal Occupation or Employment
Véronique Sarlat-Depotte	France	Chairwoman of and Managing Director, Alliance Ventures B.V.
Erik Ronald Huffels	The Netherlands	Managing Director, Alliance Ventures B.V.

DIRECTORS:

Name	Citizenship	Present Principal Occupation or Employment
Makoto Uchida	Japan	President and CEO, Nissan Motor Co. Ltd.
Takao Kato	Japan	President and CEO, Mitsubishi Motors Corporation
Luca de Meo	Italian	President of Renault s.a.s.

To the knowledge of the Reporting Persons, during the last five years, none of the individuals listed above has been: (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to federal or state securities laws or finding any violation with respect to such laws

CUSIP No. 950915 108	Schedule II

SCHEDULE II

Executive Officers and Directors of Renault s.a.s. and Renault S.A.

The name, citizenship and principal occupation of each director and executive officer of Renault s.a.s. and Renault S.A. are set forth below. The address for each person listed below is c/o 122-122 bis Avenue du Général Leclerc, 92100 Boulogne-Billancourt, France.

RENAULT s.a.s.

OFFICERS:

Name	Citizenship	Present Principal Occupation or Employment
Luca de Meo	Italian	President of Renault s.a.s.

DIRECTORS:

Name	Citizenship	Present Principal Occupation or Employment
Jean-Dominique Senard	French	Chairman of the Board of Directors
Luca de Meo	Italian	President of Renault s.a.s.
Catherine Barba	French	Independent director
Frédéric Barrat	French	Director representing the employees
Miriem Bensalah Chaqroun	Moroccan	Independent director
Thomas Courbe	French	Director representing the French State
Bernard Delpit	French	Independent director
Noël Desgrippes	French	Director representing the employee shareholders
Marie-Annick Darmaillac	French	Independent director
Pierre Fleuriot	French	Independent director
Richard Gentil	French	Director representing the employees
Eric Personne	French	Director representing the employees
Yu Serizawa	Japanese	Director representing Nissan
Joji Tagawa	Japanese	Director representing Nissan
Annette Winkler	German	Independent director
Alexis Zajdenweber	French	Director representing the French State

CUSIP No. 950915 108	Schedule II

RENAULT S.A.

OFFICERS:

Name	Citizenship	Present Principal Occupation or Employment
Luca de Meo	Italian	Chief Executive Officer of Renault S.A.

DIRECTORS:

Name	Citizenship	Present Principal Occupation or Employment
Jean-Dominique Senard	French	Chairman of the Board of Directors
Luca de Meo	Italian	Chief Executive Officer of Renault S.A.
Catherine Barba	French	Independent director
Frédéric Barrat	French	Director representing the employees
Miriem Bensalah Chaqroun	Moroccan	Independent director
Thomas Courbe	French	Director representing the French State
Bernard Delpit	French	Independent director
Noël Desgrippes	French	Director representing the employee shareholders
Marie-Annick Darmaillac	French	Independent director
Pierre Fleuriot	French	Independent director
Richard Gentil	French	Director representing the employees
Eric Personne	French	Director representing the employees
Yu Serizawa	Japanese	Director representing Nissan
Joji Tagawa	Japanese	Director representing Nissan
Annette Winkler	German	Independent director
Alexis Zajdenweber	French	Director representing the French State

To the knowledge of the Reporting Persons, during the last five years, none of the individuals listed above has been: (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to federal or state securities laws or finding any violation with respect to such laws

CUSIP No. 950915 108	Schedule III

SCHEDULE III

Executive Officers and Directors of Nissan Motor Co., Ltd.

The name, citizenship and principal occupation of each director and executive officer of Nissan Motor Co., Ltd. are set forth below. The business address for each person listed below is c/o 1-1, Takashima 1-chome, Nishi-ku, Yokohama, Kanagawa, 220-8686, Japan..

OFFICERS:

Name	Citizenship	Present Principal Occupation or Employment
Makoto Uchida	Japan	President and CEO, Nissan Motor Co. Ltd.
Asako Hoshino	Japan	Executive Vice President, Nissan Motor Co., Ltd.
Kunio Nakaguro	Japan	Executive Vice President, Nissan Motor Co., Ltd.
Hideyuki Sakamoto	Japan	Executive Vice President, Nissan Motor Co., Ltd.
Stephen Ma	United States	Chief Financial Officer, Nissan Motor Co., Ltd.

DIRECTORS:

Name	Citizenship	Present Principal Occupation or Employment
Yasushi Kimura	Japan	Honorary Executive Consultant, ENEOS Holdings, Inc. Chairman of the Board of Directors, Nissan Motor Co., Ltd.
Jean-Dominque Senard	France	Chairman of the Board of Directors, Renault S.A. Chairman of the Board of Directors, Renault s.a.s. Director, Nissan Motor Co., Ltd
Bernard Delmas	France	Independent outside director, Nissan Motor Co., Ltd.
Keiko Ihara	Japan	Representative director, Future, Inc. Independent outside director, Nissan Motor Co., Ltd.
Motoo Nagai	Japan	Outside Director, Nisshin Seifun Group Inc. Independent outside director, Nissan Motor Co., Ltd.
Andrew House	United Kingdom	Strategic Advisor, Intelity Executive Mentor, EXCO Group Outside director, Dentsu Group Inc. Independent outside director, Nissan Motor Co., Ltd
Brenda Harvey	United States	Managing Director, IBM Corporation Independent outside director, Nissan Motor Co., Ltd.
Teruo Asada	Japan	Honorary Executive Advisor, Marubeni Corporation Independent outside director, Nissan Motor Co., Ltd.
Mariko Tokuno	Japan	External Director, Shiseido Co., Ltd Outside Director, Yamato Holdings Co., Ltd. Independent outside director, Nissan Motor Co., Ltd.
Pierre Fleuriot	France	Independent director, Renault S.A. Independent directors, Renault s.a.s. Director, Nissan Motor Co., Ltd.
Makoto Uchida	Japan	President and CEO, Nissan Motor Co. Ltd.
Hideyuki Sakamoto	Japan	Executive Vice President, Nissan Motor Co., Ltd.

To the knowledge of the Reporting Persons, during the last five years, none of the individuals listed above has been: (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to federal or state securities laws or finding any violation with respect to such law